                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                 MAXIMUS, INC.,

                           CARRERA ACQUISITION CORP.,

                            CARRERA CONSULTING GROUP

                                       AND

                                MARGARET CARRERA



                                 August 31, 1998

                                TABLE OF CONTENTS
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ARTICLE 1             THE MERGER.................................................................................1

         1.1      The Merger.....................................................................................1
         1.2      Effective Time.................................................................................2
         1.3      Effects of the Merger..........................................................................2
         1.4      Articles of Incorporation and Bylaws...........................................................2
         1.5      Directors and Officers.........................................................................2
         1.6      Conversion of Stock............................................................................2
         1.7      Conversion of Options..........................................................................3
         1.8      Closing of Carrera's Transfer Books............................................................4
         1.9      Dissenting Rights..............................................................................4
         1.10     Issuance of Maximus Certificates...............................................................4
         1.11     Fractional Shares..............................................................................4
         1.12     Escrow of Shares...............................................................................4

ARTICLE 2             REPRESENTATIONS OF THE STOCKHOLDER REGARDING THE CARRERA STOCK.............................5

         2.1      Title to Shares................................................................................5
         2.2      Authority......................................................................................5
         2.3      No Conflict....................................................................................5
         2.4      Validity.......................................................................................5
         2.5      No Finder's Fee................................................................................5
         2.6      Investment Representation......................................................................6
         2.7      Continuity of Interest.........................................................................7
         2.8      Pooling of Interest............................................................................7

ARTICLE 3             REPRESENTATIONS AND WARRANTIES OF CARRERA AND THE STOCKHOLDER..............................8

         3.1      Organization and Qualification.................................................................8
         3.2      Capitalization and Title to Shares.............................................................8
         3.3      Authority to Execute and Perform Agreements....................................................8
         3.4      Articles of Incorporation and By-laws..........................................................9
         3.5      Financial Statements...........................................................................9
         3.6      No Material Adverse Change.....................................................................9
         3.7      Tax Matters...................................................................................10
         3.8      Compliance with Laws..........................................................................11
         3.9      No Breach.....................................................................................12
         3.10     Actions and Proceedings.......................................................................12
         3.11     Contracts and Other Agreements................................................................12
         3.12     Real Estate...................................................................................14
         3.13     Accounts and Notes Receivable.................................................................14
         3.14     Tangible Property.............................................................................14
         3.15     Intangible Property...........................................................................14
         3.16     Title to Assets; Liens........................................................................15

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         3.17     Absence of Undisclosed Liabilities............................................................15
         3.18     Customers.....................................................................................16
         3.19     Employee Benefit Plans........................................................................16
         3.20     Employee Relations............................................................................17
         3.21     Insurance.....................................................................................17
         3.22     Brokerage.....................................................................................17
         3.23     Hazardous Materials...........................................................................17
         3.24     Bank Accounts and Powers of Attorney..........................................................18
         3.25     Full Disclosure...............................................................................18

ARTICLE 4             REPRESENTATIONS AND WARRANTIES OF MAXIMUS.................................................18

         4.1      Organization..................................................................................18
         4.2      Authority to Execute and Perform Agreements...................................................18
         4.3      Brokerage.....................................................................................19
         4.4      No Breach.....................................................................................19
         4.5      Disclosure....................................................................................19
         4.6      No Material Changes...........................................................................19
         4.7      Issuance, Sale and Delivery of the Shares.....................................................19
         4.8      Exempt Transaction............................................................................20
         4.9      Validity......................................................................................20
         4.10     Actions and Proceedings.......................................................................20

ARTICLE 5             COVENANTS AND AGREEMENTS..................................................................20

         5.1      Conduct of Business Until the Closing.........................................................20
         5.2      Negative Covenants Pending Closing............................................................21
         5.3      Continued Effectiveness of Representations and Warranties.....................................22
         5.4      Corporate Examinations and Investigations.....................................................22
         5.5      Expenses......................................................................................23
         5.6      Authorization from Others.....................................................................23
         5.7      Stockholder Vote; Consummation of Agreement...................................................23
         5.8      Payment of Debt...............................................................................23
         5.9      Further Assurances............................................................................23
         5.10     Material Events...............................................................................24
         5.11     Tax-Free Transaction..........................................................................24
         5.12     Limitation on Resales for Pooling Accounting..................................................24
         5.13     Employment Offers to Carrera Employees........................................................24
         5.14     Other Agreement...............................................................................24

ARTICLE 6             CONDITIONS PRECEDENT TO THE OBLIGATION OF MAXIMUS TO CLOSE................................25

         6.1      Representations, Warranties and Covenants.....................................................25
         6.2      Certificate of  Secretary of Carrera..........................................................25
         6.3      Third Party Consents and Permits..............................................................25


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         6.4      Related Agreements............................................................................25
         6.5      Opinion of Counsel to Carrera and the Stockholder.............................................25
         6.6      Litigation....................................................................................25
         6.7      Business Since the Balance Sheet Date.........................................................26
         6.8      Completion of Due Diligence...................................................................26
         6.9      Key Personnel.................................................................................26
         6.10     Maximus's Accountant's Confirmation...........................................................26
         6.11     Eligibility for Pooling of Interest...........................................................26
         6.12     Insurance.....................................................................................26
         6.13     Debt..........................................................................................26
         6.14     Relationship with PeopleSoft, Inc.............................................................26

ARTICLE 7             CONDITIONS PRECEDENT TO THE OBLIGATION OF THE STOCKHOLDER AND CARRERA TO CLOSE............27

         7.1      Representations, Warranties and Covenants.....................................................27
         7.2      Certificate of Secretary of Maximus...........................................................27
         7.3      Certificate of Secretary of CAC...............................................................27
         7.4      Related Agreements............................................................................27
         7.5      Opinion of Counsel to Maximus.................................................................27
         7.6      Litigation....................................................................................28
         7.7      Business Since the Date of the `34 Act Filings................................................28
         7.8      Completion of Due Diligence...................................................................28
         7.9      Third Party Consents and Permits..............................................................28

ARTICLE 8             INDEMNIFICATION...........................................................................28

         8.1      Survival......................................................................................28
         8.2      Obligation of the Stockholder to Indemnify....................................................29
         8.3      Obligation of Maximus to Indemnify............................................................29
         8.4      Notice and Opportunity to Defend..............................................................29
         8.5      Limitations on Indemnification................................................................30

ARTICLE 9             TERMINATION OF AGREEMENT..................................................................31

         9.1      Termination...................................................................................31
         9.2      Effect of Termination.........................................................................32

ARTICLE 10            MISCELLANEOUS.............................................................................32

         10.1     Publicity.....................................................................................32
         10.2     Notices.......................................................................................32
         10.3     Entire Agreement..............................................................................33
         10.4     Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies....................33
         10.5     Governing Law.................................................................................34
         10.6     Enforceability in Jurisdictions; Consent......................................................34
         10.7     Binding Effect; No Assignment.................................................................34


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         10.8     Counterparts..................................................................................34
         10.9     Exhibits and Schedules........................................................................34
         10.10    Headings......................................................................................35


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                                    EXHIBITS
                                    --------
Exhibit A                  Escrow Agreement
Exhibit B                  Form of Executive Employment and Non-Compete
                             Agreement
Exhibit C                  Form of Opinion of Pillsbury Madison & Sutro LLP
Exhibit D                  Form of Opinion of Palmer & Dodge LLP


                                    SCHEDULES
                                    ---------
Schedule I.                Stockholder of Carrera
Schedule 3.1               Organization and Qualification
Schedule 3.2.2             Options or Other Rights
Schedule 3.5               Financials
Schedule 3.10              Actions and Proceedings
Schedule 3.11              Contracts and Other Agreements
Schedule 3.12              Real Estate Leases
Schedule 3.16              Proprietary Rights
Schedule 3.17              Liens and Encumbrances
Schedule 3.19              Customers and Distributors
Schedule 3.20              Employee Benefit Plans
Schedule 3.21              Key Employees
Schedule 3.22              Insurance
Schedule 3.24              Hazardous Materials
Schedule 3.25              Bank Accounts

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of the 31st day of August, 1998 by and among:

     MAXIMUS, Inc., a Virginia corporation with an address at 1356 Beverly Road, McLean, Virginia 22101 ("MAXIMUS");

     Carrera Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Maximus ("CAC");

     Carrera Consulting Group, a California corporation with an address at 2110 21st Street, Suite 400, Sacramento, CA 95818 ("CARRERA"); and

     Margaret Carrera who owns all of the issued and outstanding capital stock of Carrera (the "STOCKHOLDER").

                              PRELIMINARY STATEMENT

     1. The Stockholder owns the number of the issued and outstanding shares of the common stock, no par value per share, of Carrera set forth on SCHEDULE I attached hereto, which shares represent all of the issued and outstanding shares of capital stock of Carrera (collectively, the "SHARES").

     2. Maximus desires to purchase, and the Stockholder desires to sell, the business of Carrera for the consideration set forth below, subject to the terms and conditions of this Agreement.

     3. This Agreement is intended to be a "plan of reorganization" within the meaning of ss. 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the California General Corporation Law (the "CGCL") and the General Corporation Law of the State of Delaware (the "DGCL"), CAC shall be merged with and into Carrera (the "MERGER"). The Merger shall occur at the Effective Time (as defined herein). Following the Merger, Carrera shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of CAC shall cease.

     1.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all conditions to the Merger, the parties shall cause merger documents to be filed in accordance with Section 1108 of the CGCL and a Certificate of Merger to be filed in accordance with Section 252 of the DGCL (the California merger documents and the Certificate of Merger are referred to herein collectively as the "MERGER DOCUMENTS") and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at such time as the Merger Documents are filed with the Secretary of State of the State of Delaware in accordance with the DGCL and with the Secretary of State of the State of California in accordance with the CGCL or at such later time as is specified in such documents (the "EFFECTIVE TIME"). Immediately prior to the filing of the Merger Documents, a closing (the "CLOSING") will be held at the offices of Palmer & Dodge LLP, One Beacon Street, Boston, Massachusetts (or such other place as the parties may agree) for the purpose of confirming satisfaction or waiver of all conditions to the Merger. Subject to satisfaction or waiver of each of the conditions specified in Sections 6 and 7 hereof, the Closing shall take place within three business days after the day the Merger is approved by the Stockholder pursuant to Section 5.7; or on such other date as the parties may agree, but not later than September 15, 1998. The date on which the Closing occurs is referred to herein as the "CLOSING DATE".

     1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in
Section 1107 of the CGCL and Section 259 of the DGCL.

     1.4 ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation and Bylaws of Carrera, in each case as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation immediately after the Effective Time.

     1.5 DIRECTORS AND OFFICERS.

         1.5.1 The directors and officers of CAC immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation immediately after the Effective Time, except that the President of Carrera immediately prior to the Effective Time shall be the President of the Surviving Corporation immediately after the Effective Time, each such officer and director to hold office in accordance with their respective terms.

         1.5.2 Maximus shall take all actions necessary to cause Margaret Carrera to be elected to the Board of Directors of Maximus promptly following the Effective Time. Maximus shall further take all actions necessary to cause Margaret Carrera to be elected as Vice Chairman of the Board of Directors of Maximus promptly following her election to the Board of Directors of Maximus.


     1.6 CONVERSION OF STOCK.

         1.6.1 For purposes of this Agreement, "MERGER CONSIDERATION" means 1,137,420 shares of Common Stock, no par value per share, of Maximus (the "MAXIMUS COMMON STOCK").

         1.6.2 At the Effective Time, by virtue of the Merger and without any action on the part of Maximus or Carrera:

       (a) All shares of Common Stock of Carrera, no par value per share, (the "CARRERA STOCK") outstanding immediately prior to the Effective Time, shall be converted into and become the right to receive, (subject to the payment of cash in lieu of fractional shares as provided in Section 1.11 and the escrow deposit required by Section 1.12) Maximus Common Stock in accordance with Section 1.6.3.

       (b) All Carrera Stock held at the Effective Time by Carrera as treasury stock or by a subsidiary of Carrera shall be canceled and no payment shall be made with respect thereto.

       (c) All shares of Common Stock of CAC, $0.01 par value per share, outstanding immediately prior to the Effective Time, shall be converted into the right to receive the same number of shares of Common Stock of the Surviving Corporation.

       1.6.3 The Merger Consideration shall be allocated among the holders of Carrera Stock outstanding immediately prior to the Effective Time by allocating to each such holder of Carrera Stock that number of shares of Maximus Common Stock determined by multiplying the number of shares of Carrera Stock held by each such holder by the Conversion Factor (as defined below).

       1.6.4 "CONVERSION FACTOR" means the quotient obtaining by dividing (a) the number of shares of Maximus Common Stock comprising the Merger Consideration by (b) the number of shares of Carrera Stock outstanding immediately prior to the Effective Time.

     1.7 CONVERSION OF OPTIONS.

       1.7.1 As of the Effective Time, each option to purchase Carrera Stock that is outstanding under the Carrera Consulting Group Stock Option Plan or otherwise (each a "Carrera Option") shall be deemed to be an option to purchase a number of shares of Maximus Common Stock that is equal to the number of shares of Carrera Stock subject to the unexercised portion of such Carrera Option as of the Effective Time multiplied by the Conversion Factor (with any fraction resulting from such multiplication to be rounded up or down to the nearest whole number). The exercise price per share of Maximus Common Stock of each former Carrera Option shall be equal to the exercise price of each Carrera Option as of the Effective Time, divided by the Conversion Factor. All other terms of the Carrera Options shall remain unchanged, including without limitation the vesting schedule for the Carrera Options, such that any portion of a Carrera Option which has vested shall remain vested.

       1.7.2 As soon as practicable after the Effective Time, Maximus or the Surviving Corporation shall deliver to holders of former Carrera Options appropriate notices setting forth such holders' rights pursuant to such former Carrera Options, as revised pursuant to this Section 1.7.

       1.7.3 Maximus shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Maximus Common Stock for delivery upon exercise of the options assumed by Maximus in accordance with this
Section 1.7. Maximus shall (i) following the Effective Time, prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the shares of Maximus Common Stock subject to such options that may be registered on a Form S-8, and (ii) use its best efforts to maintain the effectiveness of such Registration Statement for so long as such options remain outstanding.

     1.8 CLOSING OF CARRERA'S TRANSFER BOOKS. At the date of this Agreement, the stock transfer books of Carrera shall be closed and no transfer of Carrera Stock shall thereafter be made, except at the direction of Maximus.

     1.9 DISSENTING RIGHTS. The Stockholder agrees to vote her Carrera Stock in favor of the Merger, and therefore, Carrera represents and warrants that there will be no exercise of dissenter rights under Title 1, Chapter 13 of the CGCL.

     1.10 ISSUANCE OF MAXIMUS CERTIFICATES. Maximus shall authorize one or more persons to act as Exchange Agent hereunder (the "EXCHANGE Agent"). Any and all outstanding certificates representing Carrera Stock shall be surrendered to the Exchange Agent. Upon receipt of all of the certificates held by the Stockholder, the Stockholder shall be entitled to receive (subject to the escrow deposit required by Section 1.12) a certificate representing shares of Maximus Common Stock to be received by the Stockholder pursuant to the right to receive such shares of Maximus Common Stock into which the shares of Carrera Common Stock shall have been converted pursuant to the provisions of this Agreement. The shares of Carrera Stock outstanding immediately prior to the Effective Time (and any certificates representing such shares) shall be deemed canceled as of the Effective Time. The Maximus Common Stock which will be issued in the Merger shall be deemed to have been issued at the Effective Time. If any certificates for Maximus Common Stock are to be issued in a name other than that in which Carrera Stock was registered immediately prior to the Effective Time, it shall be a condition of such issuance that the person requesting such issuance shall deliver to the Exchange Agent all documents necessary to evidence and effect such transfer and shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Maximus Common Stock in a name other than that of the registered holder of the certificate or surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     1.11 FRACTIONAL SHARES. No certificates representing fractional shares of Maximus Common Stock shall be issued upon the surrender for exchange of Carrera Stock certificates. No fractional interest shall entitle the owner to vote or to any rights of a security holder. In lieu of fractional shares, if the Stockholder would otherwise have been entitled to a fractional share of Maximus Common Stock, then she will receive from Maximus at Closing an amount in cash (without interest) determined by multiplying such fraction by the average of the closing prices of Maximus Common Stock as reported by The New York Stock Exchange for the twenty (20) trading days ending on the fifth trading day prior to the Closing Date (the "CLOSING MARKET VALUE"). Maximus shall not be liable to the Stockholder for any cash in lieu of fractional interests delivered to a public official pursuant to escheat or abandoned property laws.

     1.12 ESCROW OF SHARES. At the Effective Time, Maximus shall deposit certificates representing 10% of the Merger Consideration (the "ESCROW AMOUNT"), with an escrow agent reasonably satisfactory to the Stockholder to be held and disbursed by such agent in accordance with the form of escrow agreement (the "ESCROW AGREEMENT") attached hereto as EXHIBIT A.

                                   ARTICLE 2

                REPRESENTATIONS OF THE STOCKHOLDER REGARDING THE
                                  CARRERA STOCK

         The Stockholder represents and warrants to Maximus as follows:

     2.1 TITLE TO SHARES. The Stockholder has good and marketable title to the Shares which are to be transferred to Maximus by the Stockholder pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. SCHEDULE I attached hereto sets forth a true and correct description of all Shares owned by the Stockholder.

     2.2 AUTHORITY. The Stockholder has the full right, power and authority to enter into this Agreement, the Escrow Agreement, and the Executive Agreement as defined in Section 6.4 below (collectively, the "RELATED AGREEMENTS") and each of this Agreement and the Related Agreements has been or will be duly executed and delivered and is the valid and binding obligation of the Stockholder enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally, and to equitable principles..

     2.3 NO CONFLICT. The Stockholder is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction, decree or award of any federal, state, foreign or local court, arbitration tribunal, administrative agency or commission or other governmental or regulatory body, authority or agency (a "GOVERNMENTAL ENTITY") which would prevent the execution or delivery of this Agreement or any Related Agreements by the Stockholder or the transfer, conveyance and sale of the Shares to be sold by the Stockholder to Maximus pursuant to the terms hereof.

     2.4 VALIDITY. This Agreement has been duly executed by the Stockholder. This Agreement constitutes, and the Related Agreements will constitute, the valid and legally binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally, and to equitable principles. The execution, delivery and performance by the Stockholder of this Agreement and the Related Agreements, and the consummation by the Stockholder of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any federal, state, local or foreign laws, regulations, rules, ordinances or orders (collectively, "LAWS AND REGULATIONS") applicable to the Stockholder; (b) violate any judgment, order, writ, prohibition, injunction, decree or award of any Governmental Entity applicable to such Stockholder; or (c) except for the approvals set forth on SCHEDULE 2.4 hereto, require on the part of the Stockholder any filing with, or any permit, authorization, consent or approval of, any Governmental Entity. SCHEDULE 2.4 sets forth a true, correct and complete list of all consents and approvals of non-governmental third parties that are required in connection with the consummation by the Stockholder of the transactions contemplated by this Agreement.

     2.5 NO FINDER'S FEE. No broker, finder, agent or similar intermediary has acted on behalf of the Stockholder in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding made by or on behalf of the Stockholder.

     2.6 INVESTMENT REPRESENTATION. The Stockholder represents and warrants as follows:

          (a) The Stockholder has not relied upon the advice of a "Purchaser Representative" as defined in Regulation D under the Securities Act in evaluating the risks and merits of Maximus Common Stock.

          (b) The Stockholder has received and read or reviewed and is familiar with Maximus's Forms 10-K, 10-Q and Forms 8-K which have been filed with the Securities and Exchange Commission ("'34 ACT FILINGS").

          (c) The Stockholder has had an opportunity to ask questions of and receive answers from Maximus, or a person or persons acting on Maximus's behalf, concerning the terms and conditions of Maximus Common Stock.

          (d) The Stockholder understands that (i) none of the shares of Maximus Common Stock being issued pursuant to this Agreement have been registered under the Securities Act or under the securities laws of any state or other jurisdiction in reliance upon exemptions for private offerings, (ii) while Maximus may in the future register the shares of Maximus Common Stock being issued pursuant to this Agreement, it is under no obligation to do so (other than pursuant to certain registration rights set forth in the Executive Agreement), (iii) the Stockholder is acquiring Maximus Common Stock without being furnished any offering literature or prospectus other than the `34 Act Filings referred to in paragraph (b) above.

          (e) The shares of Maximus Common Stock are being acquired solely for the Stockholder's own account, for investment and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof; the Stockholder has no current plans to enter into any contract, undertaking, agreement, or arrangement relating thereto.

          (f) The Stockholder acknowledges and is aware that there are substantial restrictions on the transferability of the shares of Maximus Common Stock issued pursuant to this Agreement; that the shares of Maximus Common Stock issued pursuant to this Agreement cannot be resold unless such shares are registered under the Securities Act and any applicable securities law of any state or other jurisdiction, or an exemption from registration is available; other than the registration rights described in the Executive Agreement being entered into with the Stockholder, the Stockholder has no rights to require that such shares be registered under the Securities Act; and unless such shares are so registered or an exemption therefrom is available to the Stockholder, there will be no public market for the shares of Maximus Common Stock issued pursuant to this Agreement.

          (g) The Stockholder has such knowledge and experience in financial and business matters that she is capable of evaluating the relative risks and merits of the shares of Maximus Common Stock issued pursuant to this Agreement.

          (h) The Stockholder is a resident of the state appearing hereunder under her name on the signature pages hereto.

          (i) The Stockholder has been advised that, in addition to other restrictions on the transfer of the shares of Maximus Common Stock issued pursuant to this Agreement, since she may be an "affiliate" of Maximus at the Closing and the distribution of such shares by the Stockholder has not been registered under the Securities Act, Rule 144 under the Act will restrict the Stockholder's sales of Maximus Common Stock received in the transaction. The Stockholder acknowledges that the shares of Maximus Common Stock received by her pursuant to this Agreement shall be subject to stop transfer instructions and may be legended to reflect the restrictions on transfer imposed by the Securities Act.

          (j) All documents and other papers delivered by or on behalf of the Stockholder in connection with this Agreement and the transactions contemplated hereby are true and complete to the best of the Stockholder's knowledge and authentic. No representation or warranty of the Stockholder contained in this Agreement, and, to the best knowledge of the Stockholder, no document or other paper furnished by or on behalf of the Stockholder to Maximus (or any of its agents) pursuant to this Agreement or in connection with the transactions contemplated hereby, taken as a whole, contains an untrue statement of a material fact.

     2.7 CONTINUITY OF INTEREST. The Stockholder has no current plan or intent to engage in any Related Party Sale (as defined below) with respect to more than 50% of the Maximus Common Stock to be received by the Stockholder pursuant to the plan of reorganization evidenced by this Agreement. A Related Party Sale is any Sale to Maximus, for consideration other than Maximus Common Stock. A Sale is any sale, exchange, transfer, pledge, disposition or other transaction which would result in a reduction in the risk of ownership with respect to Carrera Stock owned by the Stockholder during the 30 days prior to the Effective Date. If a Sale occurs with respect to Carrera Stock, for consideration other than shares of capital stock of Maximus or Carrera, in a transaction that is in contemplation of, or related or pursuant to, the Agreement, and the Sale is with Carrera or Maximus, such Sale of Carrera Stock shall be treated as if Carrera Stock was exchanged for Maximus Common Stock pursuant to the plan of reorganization and Maximus Common Stock was then disposed of in a Related Party Sale pursuant to a plan. Further, for purposes of determining whether a Related Party Sale has occurred, a Sale to a partnership shall be treated as a Sale to each partner of the partnership, in proportion to that partner's interest in the partnership.

     2.8 POOLING OF INTEREST. The Stockholder shall not have engaged in any sale, exchange, transfer, pledge, disposition or any other transaction which would result in a reduction in the risk of ownership with respect to the Shares owned by the Stockholder during the 30 days prior to the Closing.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                         OF CARRERA AND THE STOCKHOLDER

       Carrera and the Stockholder represent and warrant to Maximus that:

     3.1 ORGANIZATION AND QUALIFICATION. Carrera is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. Carrera is qualified or otherwise authorized to transact business as a foreign corporation in each jurisdiction (in the United States and outside of the United States) in which such qualification or authorization is required by law and in which the failure to so qualify or be authorized would have a material adverse effect on Carrera or its assets, properties, business, operations or condition (financial or otherwise). Except as set forth in SCHEDULE 3.1, Carrera does not file, and is not required to file, any franchise, income or other tax returns in any other jurisdiction (in the United States or outside of the United States), other than its jurisdiction of incorporation, based upon the ownership or use of property therein or the derivation of income therefrom. Carrera does not lease property in any jurisdiction (in the United States or outside the United States) other than real estate leases in the States of California and Washington and automobile leases, if any, in the State of California.

     3.2 CAPITALIZATION AND TITLE TO SHARES.

       3.2.1 OUTSTANDING CAPITAL STOCK. Carrera is authorized to issue 10,000,000 shares of Common Stock, no par value per share, of which 2,800,000 shares are issued and outstanding owned beneficially and of record by the Stockholder, free and clear of any claim, lien or other encumbrance. No other class of capital stock of Carrera is authorized or outstanding. All of the issued and outstanding shares of Carrera's capital stock are duly authorized and are validly issued, fully paid, nonassessable and free of pre-emptive rights. No shares of any class of Carrera's capital stock are held in the treasury of Carrera. Since January 1, 1997, Carrera has not made repurchases or redemptions of shares of its capital stock. The Shares of Common Stock of Carrera held by the Stockholder constitute all of the issued and outstanding capital stock of Carrera on the Closing Date. None of the issued and outstanding shares of Carrera's capital stock has been issued in violation of any federal or state law.

       3.2.2 OPTIONS OR OTHER RIGHTS. Except as set forth on Schedule 3.2.2, there are no rights, subscriptions, warrants, calls, preemptive rights, options or other agreements or commitments of any kind to purchase or otherwise to receive from Carrera any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Carrera and there are not any outstanding securities of any kind convertible into or exchangeable for such capital stock. There are no shareholder agreements, voting trusts or agreements, proxies or other agreements, instruments or understandings with respect to the outstanding shares of capital stock of Carrera.


     3.3 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Carrera has the full legal right and power and all authority and, except as otherwise provided herein, approvals required to enter into, execute and deliver this Agreement and the Related Agreements and to perform fully its obligations hereunder and thereunder, and each of this Agreement and the Related Agreements has been or will be duly executed and delivered and is the valid and binding obligation of Carrera enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally, and to equitable principles.

     3.4 ARTICLES OF INCORPORATION AND BY-LAWS. Carrera has previously delivered or made available to Maximus true and complete copies of its Articles of Incorporation, certified by the Secretary of the State of California and By-laws of Carrera as in effect on the date hereof. The minute books of Carrera contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committees thereof) and of the Stockholders of Carrera since the time of Carrera's incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings. The stock books of Carrera are true and complete.

     3.5 FINANCIAL STATEMENTS. The balance sheet of Carrera as at December 31, 1997 and the related statement of operations for its fiscal year then ended compiled by Hullen & Accountancy Corp., independent public accountants, and the interim consolidated balance sheet of Carrera as at June 30, 1998 and related statement of operations for the period then ended, all of which are attached hereto as SCHEDULE 3.5, fairly present the financial condition and results of operations of Carrera as of the end of such fiscal year and for the period then ended in accordance with generally accepted accounting principles, consistently applied throughout the periods covered thereby, except to the extent otherwise disclosed in such financial statements or in SCHEDULE 3.5 hereto and evidence, at December 31, 1997, (a) revenue of not less than $8,100,000. The foregoing financial statements of Carrera are sometimes herein called the "FINANCIALS," the balance sheet of Carrera as at December 31, 1997 is sometimes herein called the "BALANCE SHEET" and December 31, 1997 is sometimes herein called the "BALANCE SHEET DATE."

     3.6 NO MATERIAL ADVERSE CHANGE. Since the Balance Sheet Date:

          (a) there have been no changes in the assets, properties, business, operations or condition (financial or otherwise) of Carrera which either individually or in the aggregate materially and adversely affect Carrera, nor does Carrera know of any such change that is threatened, nor has there been any damage, destruction or loss materially and adversely affecting the assets, properties, business, operations or condition (financial or otherwise) of Carrera whether or not covered by insurance; and

          (b) Carrera has not, except as set forth on SCHEDULE 3.6:

               (i) incurred any indebtedness for borrowed money;

               (ii) declared or paid any dividend or declared or made any other distribution of any kind to the Stockholder on account of her equity holdings in Carrera, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of their capital stock;

               (iii) made any loan or advance to the Stockholder, its officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business) for more than $1,000, or made any other loan or advance otherwise than in the ordinary course of business;

               (iv) made any payment or commitment to pay any severance or termination pay to any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay persons other than its officers, directors or the Stockholder made in the ordinary course of business;

               (v) except in the ordinary course of business: entered into any lease (as lessor or lessee); sold, abandoned or made any other disposition of any of its assets or properties, granted or suffered any lien or other encumbrance on any of its assets or properties, other than purchase money liens; entered into or amended any contract or other agreement to which it is a party, or by or to which it or their assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party; or

               (vi) except for inventory or equipment acquired in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person.

   3.7  TAX MATTERS.

        3.7.1 Except as set forth on SCHEDULE 3.7.1, all required federal, state, county, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, property taxes and import duties, whether or not measured in whole or in part by net income and all deficiencies, or other additions to tax, interest and penalties (hereinafter, "TAXES" or, individually, a "TAX") required to be paid by Carrera through the date hereof, have been paid and all required returns relating to such Taxes have been filed. All such returns are true, correct and complete and correctly and accurately reflects the amount of Tax liability for such period. Carrera does not know of any Tax deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith, asserted or threatened to be asserted against Carrera by any taxing authority. Except as set forth on SCHEDULE 3.7.1, there has not been any audit of any tax return filed by Carrera and no audit of any tax return of Carrera is in progress and Carrera has not been notified by any tax authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a tax return was or is to be filed by Carrera is in force, and no waiver or agreement by Carrera is in force for the extension of time for the assessment or payment of any Tax. Carrera does not know of any payments or other items subject to Section 280G of the Code.

        3.7.2 The provisions for taxes on the Balance Sheet are sufficient for the payment of all accrued and unpaid state and federal Taxes owed by Carrera, including interest and penalties thereon and any applicable taxes owing to any foreign jurisdiction, whether or not assessed or disputed, as of the Balance Sheet Date. Carrera has timely paid or will pay before the Closing, or where payment is not required to be made, has made or will make adequate provision for the payment of, all material Taxes, including interest and penalties due and payable, in respect of any taxable period ending on or before the Closing Date. For purposes of the preceding sentence, the Closing Date shall be treated as the last day of a taxable period whether or not the Closing Date is in fact the last day of such taxable period.

  3.8 COMPLIANCE WITH LAWS.

        3.8.1 Carrera is not in violation of any order, judgment, injunction, award or decree binding upon it, the effect of which would be a material and adverse effect on Carrera's business. Carrera is not in violation in any material respect of any federal, state, local law, ordinance or regulation of any governmental or regulatory body, including, without limitation, regulations and requirements of the Occupational Safety and Health Administration ("OSHA"), applicable to its businesses or assets, and laws, ordinances, regulations and other requirements respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, or relating to the uses of its assets, including, without limitation, laws relating to emissions, discharges, releases of Hazardous Materials, as defined in Section 3.23 (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, the effect of which would have a material and adverse effect on Carrera's business. Carrera has never received notice of, and there has never been, any citation, fine or penalty imposed or asserted against Carrera for any such violation or alleged violation.

        3.8.2 Carrera has in full force and effect all current licenses, permits, or other approvals required by OSHA and other licenses, permits, franchises, and other approvals relating to employment or environmental matters (including the disposal of Hazardous Materials), and all other licenses, permits, franchises, orders or approvals of any federal, state (including the state of California), local (including Sacramento, California) or foreign governmental or regulatory body required for the conduct of Carrera's business, the failure of which to obtain would have a material and adverse effect on Carrera's business; all personnel of Carrera have all licenses, permits, franchises orders or approvals of any federal state, local or foreign governmental or regulatory required to perform their duties with Carrera; Carrera has licenses required from all applicable state (including the state of California) and local (including Sacramento, California) licensing authorities (collectively, "PERMITS") that are material to the conduct of Carrera's businesses and the uses of its assets, the failure of which to obtain would have a material and adverse effect on Carrera's business; all such Permits are described on SCHEDULE 3.8; such Permits are in full force and effect and if such Permits are not automatically transferred to Maximus in the transaction contemplated hereby, the parties hereto will use their best efforts to transfer to Maximus those Permits affecting the business of Carrera which are transferable; no material violations are or have been recorded with any federal, state, local or foreign governmental or regulatory body in respect of any Permit; and no proceeding is pending as to which notice has been served or, to the best knowledge of Carrera and the Stockholder, threatened to revoke or limit any Permit. For the purposes of this Agreement the terms "Carrera knows", "to the knowledge of Carrera" or "to the best knowledge of Carrera" or similar terms or phrases shall refer to the actual knowledge of the responsible officers of Carrera and "responsible officers" shall be limited to Margaret Carrera and Lisa Hoffman.

     3.9 NO BREACH. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not (a) violate any provision of the Certificate of Incorporation or By-laws of Carrera; (b) except as set forth in Schedule 3.9, violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which Carrera or the Stockholder are a party or to which any of them or any of their assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Carrera or the Stockholder or upon the securities, properties, assets or business of Carrera; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Carrera or the Stockholder or to the securities, properties, assets or business of Carrera, the effect of which is to materially and adversely effect the results of the business of Carrera; (e) violate any Permit; (f) require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other person other than consent of other parties to the contracts described in SCHEDULE 3.9; or (g) result in the creation of any lien or other encumbrance on the assets or properties of Carrera.

     3.10 ACTIONS AND PROCEEDINGS. Except as set forth on SCHEDULE 3.10, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Carrera or the Stockholder or any of the securities, assets, or properties of Carrera, as to which Carrera has been served. There are no actions, suits or claims or legal, administrative or arbitration proceedings, as to which Carrera has been served, or, to the best knowledge of Carrera and the Stockholder, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of Carrera and the Stockholder, threatened against or involving Carrera or the Stockholder or any of the securities, assets or properties of Carrera. To the best knowledge of Carrera and the Stockholder, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations or condition (financial or otherwise) of Carrera.

     3.11 CONTRACTS AND OTHER AGREEMENTS. SCHEDULE 3.11 sets forth all of the following contracts and other agreements to which Carrera is a party or by or to which it or its assets or properties are bound or subject (and under which Carrera has current or future rights or obligations):

               (a) contracts and other agreements with any current or former officer, director, stockholder, employee, consultant, agent or other representative of Carrera;

               (b) contracts and other agreements with any labor union or association representing any employee of Carrera;

               (c) contracts and other agreements for the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause or that obligate Carrera to purchase all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

               (d) contracts and other agreements for the sale of any of the assets or properties of Carrera other than in the ordinary course of business or for the grant to any person of any options, rights of first refusal, or preferential or similar rights to purchase any of such assets or properties;

               (e) partnership or joint venture agreements;

               (f) contracts or other agreements under which Carrera agrees to indemnify any party for tax liabilities or to share the tax liability of any party;

               (g) contracts and other agreements in which Carrera is the purchaser of goods or services and calling for an aggregate purchase price or payments in any one year of more than $10,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

               (h) contracts and other agreements in which Carrera is the purchaser of goods or services and that require more than thirty days notice to be cancelled by Carrera or an assignee of Carrera (in order to avoid incurring any liability, premium or penalty);

               (i) contracts and other agreements with customers or suppliers for the sharing of fees, the rebating of charges or other similar arrangements;

               (j) contracts and other agreements containing obligations or liabilities of any kind to holders of the securities of Carrera as such (including, without limitation, an obligation to register any of such securities under any federal or state securities laws);

               (k) contracts and other agreements containing covenants of Carrera not to compete in any line of business or with any person or covenants of any other person not to compete with Carrera or in any line of business;

               (l) contracts and other agreements relating to the acquisition by Carrera of any operating business or the capital stock of any other person;

               (m) options for the purchase of any asset, tangible or intangible, for an aggregate purchase price of more than $5,000;

               (n) contracts and other agreements requiring the payment to any person of a commission or fee other than in the ordinary course of business;

               (o) contracts and other agreements for the payment of fees or other consideration to any officer or director of Carrera or to any other entity in which any of the foregoing has an interest;

               (p) contracts and other agreements relating to the borrowing of money;

               (q) distributorship or licensing agreements;

               (r) contracts with purchasers of services from Carrera;

               (s) leases, subleases or other agreements under which Carrera is lessor or lessee of any real property; or

               (t) any other material contract or agreement whether or not made in the ordinary course of business.

There have been delivered or made available to Maximus true and complete copies of all of the contracts and other agreements (and all amendments, waivers or other modifications thereto) set forth on SCHEDULE 3.11. Except as set forth on
SCHEDULE 3.11, there are no contracts or other agreements outstanding which on their face are contingent on Carrera's status as a minority and/or woman-owned business enterprise. All of the contracts and other agreements listed on
SCHEDULE 3.11 are valid, subsisting, in full force and effect, binding upon Carrera, and to the best knowledge of Carrera and the Stockholder, binding upon the other parties thereto in accordance with their terms, and Carrera has paid in full or accrued all amounts now due from it thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder which are presently required to be satisfied or provided for, and is not in default under any of them, nor, to the best knowledge of Carrera and the Stockholder, is any other party to any such contract or other agreement in default thereunder, nor, to the best knowledge of Carrera and the Stockholder, does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

     3.12 REAL ESTATE. Carrera does not own any real property or any buildings or other structures nor has options or any contractual obligations to purchase or acquire any interest in real property. The leasehold interests of Carrera set forth in SCHEDULE 3.12 are subject to no lien or other encumbrance other than statutory and common law landlord's liens and superior rights of lenders to landlords.

     3.13 ACCOUNTS AND NOTES RECEIVABLE. Except as set forth on SCHEDULE 3.13, subject to any reserve set forth on the Balance Sheet for doubtful accounts, all accounts and notes receivable reflected on the Balance Sheet and all accounts and notes receivable arising subsequent to the Balance Sheet Date, have arisen in the ordinary course of business of Carrera, represent valid and enforceable obligations due to Carrera, have been and are subject to no set-off or counter-claim that has been asserted or threatened, and have been collected or are fully collectible in the ordinary course of business of Carrera in the aggregate recorded amounts thereof in accordance with their terms.

     3.14 TANGIBLE PROPERTY. The equipment, furniture, leasehold improvements, fixtures, vehicles, any related capitalized items and other tangible property material to the business of Carrera is, to the best knowledge of Carrera, in good operating condition and repair, ordinary wear and tear excepted, and Carrera has not received notice that any of such property is in violation of any existing law or any building, zoning, health, safety or other ordinance, code or regulation.

     3.15 INTANGIBLE PROPERTY. SCHEDULE 3.15 sets forth all of the patents, trademarks, service marks, trade names, franchises, and inventions, all information regarding the registration of any of the foregoing, or applications therefor, and all permits, grants and licenses or other rights relating to any of the foregoing (collectively, the "PROPRIETARY RIGHTS") that are material to the business of Carrera. Except as set forth on SCHEDULE 3.15, Carrera has exclusive ownership of all Proprietary Rights used in its business as presently conducted or to be used in its business as it is contemplated to be conducted. Except as set forth in SCHEDULE 3.15, Carrera has not received any notices of infringement by Carrera of any Proprietary Rights of others. Except as set forth in Schedule 3.15, to the best knowledge of Carrera none of the present activities, or contemplated activities under planning or development, of Carrera, or its products or assets infringe on any Proprietary Rights of others; and Carrera is not aware of any infringement or violation by others of the Proprietary Rights of Carrera. Except as set forth on SCHEDULE 3.15, Carrera has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, procedures, processes, and other information required for or incident to its services or its business as presently conducted or contemplated to be conducted. Carrera's policies and procedures designed to establish and preserve its ownership of its Proprietary Rights are described in
SCHEDULE 3.15. In particular, without limitation of the foregoing, Carrera has
(a) affixed appropriate copyright notices to all copies of any original written material prepared by Carrera and distributed to the public; and (b) disclosed or made available any confidential information relating to patents, trade secrets, inventions, know-how and related Proprietary Rights only to (a) employees or consultants of Carrera who required such disclosure or access for the business purposes of Carrera and who have executed written confidentiality agreements governing their use of confidential information and (b) as set forth in SCHEDULE
3.15. Neither Carrera nor the Stockholder is aware of any violation of the confidentiality of the Proprietary Rights of Carrera. To the best knowledge of Carrera and the Stockholder, except as provided on SCHEDULE 3.15, Carrera is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation any former employer of any past or present employees of Carrera. The Stockholder does not have any agreements or arrangements with former employers currently in effect relating to confidential information or trade secrets of such employers. To the best knowledge of Carrera and the Stockholder, none of the activities of the employees of Carrera on behalf of Carrera violates any valid and enforceable agreements or arrangements which any such employees have with former employers currently in effect.

     3.16 TITLE TO ASSETS; LIENS. Except as set forth on SCHEDULE 3.16, Carrera owns outright and has good title to all of its owned assets and properties, including, without limitation, all of the assets and properties reflected on the Balance Sheet, free and clear of any claim, lien or other encumbrance, except for (a) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the applicable Balance Sheet Date; (b) liens or other encumbrances securing the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable, or (c) purchase money liens.

     3.17 ABSENCE OF UNDISCLOSED LIABILITIES. As at the Balance Sheet Date, Carrera did not have liabilities of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others or material liabilities for taxes due or then accrued or to become due), required to be shown on the Balance Sheet that were not fully and adequately reflected or reserved against on the Balance Sheet. Carrera does not have any such liabilities other than liabilities
(a) fully and adequately
reflected or reserved against on the Balance Sheet, and (b) incurred since the Balance Sheet Date in the ordinary course of business.


     3.18 CUSTOMERS. SCHEDULE 3.18 sets forth the ten (10) customers who accounted for the largest sales of Carrera for the twelve months ended December 31, 1997 (the "CUSTOMERS"). The relationships between Carrera and its Customers are generally good commercial working relationships. Except at the request of Carrera, no Customer of Carrera has cancelled or otherwise terminated its relationship with Carrera (except in the course of the natural expiration of any contracts governing such relationship), or has during the last 12 months decreased materially its services, supplies or materials to Carrera or its usage or purchase of the services or products of Carrera, as the case may be. Neither Carrera or the Stockholder knows of any plan or intention of any such Customer, nor has received any written threat from any Customer, to terminate early (i.e., prior to scheduled contract expiration), to cancel or otherwise materially and adversely modify its relationship with Carrera nor to decrease materially or limit its services, supplies or materials to Carrera or its usage, or purchase of the services or products of Carrera except in the course of the natural expiration of any contracts governing such relationship.

     3.19 EMPLOYEE BENEFIT PLANS. SCHEDULE 3.19 sets forth a correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and similar plans, programs or arrangements, including without limitation all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to which Carrera is the "PLAN SPONSOR" within the meaning of Section 3(16)(B) of ERISA, or in which Carrera participates (the "PLANS"). Carrera has never maintained or contributed to a defined benefit pension plan that is subject to Title IV of ERISA. Carrera has never maintained or contributed to any "MULTIEMPLOYER PLAN" as defined in
Section 4001(a)(3) of ERISA, and Carrera has not incurred any material liability under Sections 4062, 4063 or 4201 of ERISA. Each Plan which is intended to be qualified under Section 401(a) or 501(c)(9) of the Internal Revenue Code of 1986, as amended (the "CODE"), has received a favorable determination letter from the Internal Revenue Service. Except as set forth on SCHEDULE 3.19, each Plan has been administered in all material respects in accordance with the terms of such Plan and the provisions of any and all applicable statutes, orders or governmental rules or regulations, including without limitation ERISA and the Code. Except as set forth on SCHEDULE 3.19, to the knowledge of Carrera, nothing has been done or omitted to be done with respect to any Plan which is intended to comply with Section 401(a) of the Code that would adversely affect the qualified status of such Plan or result in any material liability on the part of Carrera including, without limitation, under Title I of ERISA or Section 4975 of the Code. All material reports, returns, notices and documents required to be filed with respect to all Plans, including without limitation annual reports on Form 5500, have been timely filed. Except as set forth on SCHEDULE 3.19, all contributions required by law or the terms of any Plan have been made. Except as set forth on SCHEDULE 3.19, all claims for welfare benefits incurred by employees of Carrera on or before the Closing are or will be fully covered by third-party insurance policies or programs. Except for continuation of health coverage to the extent required under Section 4980B of the Code or as otherwise set forth in this Agreement, there are no obligations under any Plan providing group health expense reimbursements benefits after termination of employment. Complete copies of the following documents with respect to each Plan (as applicable) have been delivered or made available to Maximus: (i) each relevant Plan document and subsequent amendment thereto; (ii) each trust agreement, group annuity contract, insurance policy or contract; (iii) each Form 5500 series annual report with each required schedule and attachment for each of the three (3) most recent plan years; (iv) the most recent IRS determination letter; and (v) the most recent summary plan description and each summary of material modification thereto. For purposes of this Section 3.19, references to Carrera include Carrera and its ERISA Affiliates. An "ERISA Affiliate" of Carrera means any trade or business (whether or not incorporated) that together with Carrera would have been deemed a "single employer" within the meaning of Section 4001(b) of ERISA or Section 414(m) of the Code at any time within the five-year period ending on the Closing Date.

     3.20 EMPLOYEE RELATIONS. As of July 31, 1998, Carrera employed an aggregate of approximately 100 employees. Carrera believes it generally enjoys a good employer-employee relationship with its employees. SCHEDULE 3.20 sets forth the key employees of Carrera, none of whom have given notice of an intention to leave Carrera's employ before or after the Closing. Carrera will use its reasonable best efforts to retain its employees. Carrera is not delinquent in payments to any of its respective employees or consultants for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by such party to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any said employees, neither Carrera nor Maximus will by reason of anything done prior to the Closing be liable to any of said employees or consultants for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with Carrera's normal policies and reasonable compensation if termination occurs other than following notice).

     3.21 INSURANCE. SCHEDULE 3.21 sets forth a list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, directors and officers and other insurance held by or on behalf of Carrera. Such policies and binders are in full force and effect, are reasonably believed to be adequate for the business engaged in by Carrera and are in conformity with the requirements of all leases to which Carrera is a party and to the best knowledge of Carrera and the Stockholder, are valid and enforceable in accordance with their terms.

     3.22 BROKERAGE. No broker, finder, agent or similar intermediary has acted on behalf of Carrera in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Carrera, or any action taken by it.

     3.23 HAZARDOUS MATERIALS. Except as set forth on SCHEDULE 3.23, Carrera has never generated, used or handled any Hazardous Materials (as hereinafter defined) other than normal office products, nor has Carrera treated, stored or disposed of any Hazardous Materials other than normal office products at any site owned or leased by Carrera or shipped any Hazardous Materials for treatment, storage or disposal at any other site or facility. Except as set forth on SCHEDULE 3.23, to the best of Carrera's and the Stockholder's knowledge, no other person has ever generated, used, handled, stored or disposed of any Hazardous Materials at any site owned or premises leased by Carrera during the period of Carrera's ownership or lease, nor has there been or is there threatened any release of any Hazardous Materials on or at any such site or premises during such period. For purposes of this Agreement, "HAZARDOUS MATERIALS" shall mean and include any "hazardous waste" as defined in either the United States Resource Conservation and Recovery Act, 42 U.S.C. 6901, regulations adopted pursuant to said Act, and also any

"hazardous substances" or "hazardous materials" as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601.

     3.24 BANK ACCOUNTS AND POWERS OF ATTORNEY. SCHEDULE 3.24 identifies all bank accounts used in connection with the operations of Carrera whether or not such accounts are held in the name of Carrera, lists the respective signatories therefor and lists the names of all persons holding a power of attorney from Carrera and a summary statement of the terms thereof. Except as set forth on
SCHEDULE 3.24, Carrera has not granted powers of attorney to any person or entity.

     3.25 FULL DISCLOSURE. All documents and other papers delivered by or on behalf of Carrera or the Stockholder in connection with this Agreement and the transactions contemplated hereby are true and complete, to the best of Carrera's and the Stockholder's knowledge, and authentic. No representation or warranty of Carrera or the Stockholder contained in this Agreement, and, to the best knowledge of Carrera and the Stockholder, no document or other paper furnished by or on behalf of Carrera or the Stockholder to Maximus (or any of its agents) pursuant to this Agreement or in connection with the transactions contemplated hereby, taken as a whole, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading. There is no fact known to Carrera or the Stockholder that has not been disclosed to Maximus in this Agreement or the Schedules hereto that materially adversely affects, or (in the reasonable business judgment of Carrera or the Stockholder based on facts of which they have knowledge) is likely to materially adversely affect, the assets, properties, business, operations or condition (financial or otherwise) of Carrera.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF MAXIMUS

     Maximus represents and warrants to Carrera and the Stockholder as follows:

     4.1 ORGANIZATION. Maximus is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has full corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. Maximus is qualified or otherwise authorized to transact business as a foreign corporation in each jurisdiction (in the United States and outside of the United States) in which such qualification or authorization is required by law and in which the failure to so qualify or be authorized would have a material adverse effect on Maximus or its assets, properties, business, operations or condition (financial or otherwise).

     4.2 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. Except for the approvals referred to in Section 5.7 hereof, Maximus has the corporate power and all authority and approvals required to enter into, execute and deliver this Agreement and the Related Agreements and to issue the shares of Maximus Common Stock to be issued to the Stockholder at the Closing, and to perform fully its obligations hereunder and thereunder, and each of this Agreement and the Related Agreements has been or will be duly executed and delivered and the valid and binding obligation of Maximus enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and
                                       18
remedies of creditors generally, and to equitable principles. Maximus has obtained the necessary approval of its board of directors for the execution, delivery and performance of this Agreement and the Related Agreements and the issuance of the shares of Maximus Common Stock to be issued to the Stockholder at the Closing, and the consummation of the transactions contemplated hereunder and thereunder, and no other corporate proceedings or actions on the part of Maximus are necessary therefor.

     4.3 BROKERAGE. No broker, finder, agent or similar intermediary has acted on behalf of Maximus in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Maximus or any action taken by Maximus.

     4.4 NO BREACH. The execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not (a) violate any provision of the Amended and Restated Articles of Incorporation or Amended and Restated By-laws of Maximus;
(b) violate, conflict with or result in the breach of any of the terms or conditions of, result in modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material instrument, contract or other agreement to which Maximus is a party or to which any of them or any of their assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Maximus or upon the securities, properties, assets or business of Maximus; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Maximus or to the securities, properties, assets or business of Maximus; (e) violate any Permit; (f) require the approval or consent of any foreign, federal, state, local or other governmental or regulatory body or the approval or consent of any other person; or (g) result in the creation of any lien or other encumbrance on the assets or properties of Maximus.

     4.5 DISCLOSURE. None of the `34 Act Filings referred to in Section 2.6 above, when filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Maximus has made all filings with the Securities and Exchange Commission ("SEC") which it is required to make, and Maximus has not received any request from the SEC to file or filed any amendment or supplement to any such reports.

     4.6 NO MATERIAL CHANGES. As of the date hereof, there has been no material adverse change in the financial condition or results of operations of Maximus since the filing date of Maximus's last `34 Act Filing, nor information known to Maximus which indicates a material and adverse change in the condition or results of operations of Maximus.

     4.7 ISSUANCE, SALE AND DELIVERY OF THE SHARES. Maximus has available and will have available on the Closing Date a sufficient number of authorized shares of Maximus Common Stock to enable it to consummate the transactions contemplated hereunder. When issued and paid for, Maximus Common Stock to be sold hereunder by Maximus, will be validly issued and outstanding, fully paid and non-assessable, and duly registered with the New York Stock Exchange.

     4.8 EXEMPT TRANSACTION. Subject to the accuracy of the Stockholder's representations in Section 2 of this Agreement, the issuance of the shares of Maximus Common Stock to the Stockholder at the Closing will constitute a transaction exempt from (a) the registration requirements of Section 5 of the Securities Act, in reliance upon Section 4(2) of the Securities Act and the regulations promulgated pursuant thereto and (b) the qualification requirements of the applicable state securities laws.

     4.9 VALIDITY. Except for the approvals by the Boards of Directors of Maximus and CAC and Maximus as the sole stockholder of CAC, there are no consents, approvals, registrations, filings, applications, notices, qualifications and waivers to be made, filed, given or obtained by Maximus or CAC in connection with the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereunder and thereunder except for those the failure to make, file, give or obtain which would not, individually or in the aggregate, either have a material adverse effect upon the assets, properties, business, operations or condition (financial or otherwise) of Maximus or upon the consummation of the transactions contemplated hereunder.

     4.10 ACTIONS AND PROCEEDINGS. Except as set forth or reflected in the `34 Act Filings, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Maximus or any of the securities, assets, or properties of Maximus. Except as set forth or reflected in the '34 Act Filings, there are no actions, suits or claims or legal, administrative or arbitration proceedings or, to the best knowledge of Maximus, investigations (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of Maximus, threatened against or involving Maximus or any of the securities, assets or properties of Maximus that would have a material adverse effect upon the assets, properties, business, operations or condition (financial or otherwise) of Maximus. To the best knowledge of Maximus, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that individually or in the aggregate could have a material adverse effect upon the transactions contemplated hereby or upon the assets, properties, business, operations or condition (financial or otherwise) of Maximus. For the purposes of this Agreement, the terms "Maximus knows", "to the knowledge of Maximus" or "to the best knowledge of Maximus" or similar terms or phrases shall refer to the actual knowledge of the responsible officers of Maximus and "responsible officers" shall be limited to the executive officers of Maximus.
                                       20

                                   ARTICLE 5

                            COVENANTS AND AGREEMENTS

     The parties covenant and agree as follows:

   5.1 CONDUCT OF BUSINESS UNTIL THE CLOSING. During the period from the date hereof to the Closing Date, Carrera shall:

       5.1.1 PRESERVATION OF PERSONNEL. Use reasonable efforts to preserve intact and keep available the services of Carrera's present employees, and to facilitate the employment of such persons by Maximus on or before the Closing;

       5.1.2 INSURANCE. Use reasonable efforts to keep in effect casualty, public liability, worker's compensation and other insurance policies in coverage amounts not less than those in effect at the date of this Agreement;

       5.1.3 PRESERVATION AND ADVANCEMENT OF THE BUSINESS; MAINTENANCE OF PROPERTIES, CONTRACTS. Use reasonable efforts in each case to preserve and advance the business of Carrera, advertise, promote and market its services in accordance with past practices over the last twelve months, keep its properties intact, preserve its goodwill and its business, maintain all physical properties in good repair and operating condition subject only to ordinary wear and tear, in each case in accordance with past practices, and perform and comply in all material respects with the terms of the contracts set forth in SCHEDULE 3.11 hereto;

       5.1.4 INTELLECTUAL PROPERTY RIGHTS. Use reasonable efforts to preserve and protect the Proprietary Rights of Carrera; and

       5.1.5 ORDINARY COURSE OF BUSINESS. Operate the business of Carrera solely in the ordinary course and in the normal, usual and customary manner.

   5.2 NEGATIVE COVENANTS PENDING CLOSING. The Stockholder and Carrera will not:

       5.2.1 TRANSACTIONS WITH OTHERS. Solicit inquiries from third parties or enter into negotiations with any other party for the sale of capital stock or the assets of Carrera, or otherwise sell or transfer, or mortgage, pledge or create or permit to be created any security interest on, any of the capital stock or assets of Carrera other than sales and purchases in the ordinary course of business;

       5.2.2 LIABILITIES. Incur any obligation or liability other than in the ordinary course of Carrera's business or incur any indebtedness for borrowed money, other than in the ordinary course of Carrera's business;

       5.2.3 COMPENSATION. Increase the rates of direct or bonus compensation payable or to become payable to any officer, employee, agent or consultant other than in the ordinary course of Carrera's business;

       5.2.4 CAPITAL STOCK. Make any change in the number of shares of the capital stock of Carrera authorized, issued or outstanding or grant any option, warrant or other right to purchase, or to convert any obligation into, shares of Carrera's capital stock, or declare or pay any dividend on any shares of its capital stock, or sell or transfer any shares of its capital stock;

       5.2.5 ARTICLES OF INCORPORATION AND BY-LAWS. Amend the Articles of Incorporation or By-Laws of Carrera;

       5.2.6 ACQUISITIONS. Make any acquisition of property other than in the ordinary course of Carrera's business;

       5.2.7 MATERIAL CONTRACTS. Modify or amend in any material respect, or cancel, any material contract of Carrera which modification, amendment or cancellation would affect the business of Carrera in a material adverse manner or enter into any material contract or commitment affecting the business of Carrera in a material adverse manner except for the normal purchase of materials, supplies and services and entrance into client agreements in the ordinary course of business, provided, that prior to entering into any client contract involving total revenues of $1,000,000 or more, Carrera must notify Maximus and obtain Maximus's consent for Carrera to enter into such contract; or

       5.2.8 MAXIMUS COMMON STOCK TRANSACTIONS. Buy or sell any Maximus Common Stock without the explicit written approval of counsel to Maximus.

   5.3 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES.

       5.3.1 From the date hereof through the Closing Date, the Stockholder shall use, the Stockholder shall cause Carrera to use, and Carrera shall use, reasonable efforts to conduct their and its business and affairs in such a manner so that the representations and warranties contained in Sections 2 and 3 hereof shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and Maximus shall promptly be given notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this paragraph.

       5.3.2 From the date hereof through the Closing Date, Maximus shall use reasonable efforts to conduct its business and affairs in such a manner so that the representations and warranties contained in Section 4 hereof shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, and the Stockholder and Carrera shall promptly be given notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this paragraph.

     5.4 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing, Maximus shall be entitled, through its employees and representatives, to have such access to the assets, properties, business and operations of Carrera, as is reasonably necessary or appropriate in connection with Maximus's investigation of Carrera. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances so as to minimize any disruption to or impairment of Carrera's businesses and Carrera shall cooperate fully therein. Carrera shall provide Maximus and its advisors with full access to Carrera's financial, legal and business records and to arrange for Maximus to discuss with Carrera's advisors and any party to a material agreement with Carrera such matters as Maximus may reasonably request. Maximus must obtain Carrera's approval prior to initiating any such discussion with a Carrera advisor or a party to a Carrera material agreement, and the Stockholder shall have a right of participation in any such discussion. No investigation by Maximus shall diminish or obviate any of the representations, warranties, covenants or agreements of Carrera or the Stockholder under this Agreement. In order that Maximus may have full opportunity to make such review, Carrera and the Stockholder shall furnish the representatives of Maximus with all such information and copies of such documents concerning the affairs of Carrera as such representatives may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and to make full disclosure to Maximus of all material facts affecting the assets, properties, business, operations and financial condition of Carrera. Except as provided in this Section 5.4, each of the parties agrees to hold in confidence and not to use, disclose or reveal to any other person any confidential or proprietary information disclosed to the other in connection with the transactions contained in this Agreement and the Related Agreements or the negotiations between such parties until such information has become generally available to the public through no fault or omission on the part of the receiving party. Notwithstanding the foregoing, each party shall be permitted to make such disclosures to the public or to governmental agencies as its counsel shall deem necessary to maintain compliance with and to prevent violation of applicable federal or state laws. In the event that the Closing does not occur, Maximus will promptly return to Carrera all copies of any materials or other written information furnished to Maximus by Carrera or the Stockholder except for one copy to be retained by counsel for Maximus to enable compliance hereunder. If the confidentiality provisions hereof conflict with the provisions of a previously executed confidentiality agreement, the provisions of such prior agreement shall govern.

     5.5 EXPENSES. Each of Maximus, on the one hand, and Carrera and the Stockholder, on the other, shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

     5.6 AUTHORIZATION FROM OTHERS. Prior to the Closing, Maximus, Carrera and the Stockholder will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed with respect to the transactions contemplated hereby and Maximus, Carrera and the Stockholder will use their best efforts to obtain all authorizations, consents and Permits of others required to permit the consummation by them of the transactions contemplated by this Agreement.

     5.7 STOCKHOLDER VOTE; CONSUMMATION OF AGREEMENT. The Stockholder shall vote her Shares in favor of or consent to the Merger. Each of Maximus, the Stockholder and Carrera shall use their respective best efforts to perform and fulfill all conditions and obligations to be performed and fulfilled by them under this Agreement and further to ensure that to the extent in their collective control or capable of influence by them, no breach of any of Maximus's, Carrera's or the Stockholder's respective representations, warranties and agreements hereunder or contemplated hereby occurs or exists on or prior to the Closing to the end that the transactions contemplated by this Agreement shall be fully carried out.

     5.8 PAYMENT OF DEBT. Except as set forth on SCHEDULE 3.6, prior to the Closing, Carrera shall pay in full (including any accrued interest, fees, charges or penalties) discharge and retire any outstanding indebtedness of Carrera (other than short-term trade indebtedness incurred in the ordinary course of business) including all indebtedness to any of its current or former employees, officers, directors, stockholders, affiliates or other related parties.

     5.9 FURTHER ASSURANCES. Each of the parties shall execute such documents, further instruments of transfer and assignment and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

     5.10 MATERIAL EVENTS. At all times prior to the Closing, each party shall promptly notify the others in writing of the occurrence of any event which will or may reasonably be expected to result in the failure to satisfy any of the conditions of Articles 6 or 7 hereof.

     5.11 TAX-FREE TRANSACTION. It is the intention of the parties that the transaction contemplated by this Agreement be treated as a reorganization as defined in Section 368 of the Code.

     5.12 LIMITATION ON RESALES FOR POOLING ACCOUNTING. The Stockholder shall not engage in any Sale (as defined in Section 2.7) of Maximus Common Stock until after such time as Maximus has published financial results covering at least 30 days of combined operations after the Closing. The Stockholder understands that the certificates representing shares of Maximus Common Stock received by the Stockholder will be placed on the "stop-transfer list" maintained by Maximus's transfer agent and will remain so listed until the publication of such financial results and until the provisions of this Section 5.12 have been satisfied.

     5.13 EMPLOYMENT OFFERS TO CARRERA EMPLOYEES. Maximus shall make offers of employment to such employees of Carrera as Maximus selects in its sole discretion. Unless otherwise stated, all such offers will be for employment on an at-will basis and will otherwise be on such terms as Maximus deems appropriate. Maximus agrees to employ Robert Smith at an annual salary of not less than $200,000. Following the Effective Time, in its sole discretion, Maximus shall: (i) continue and maintain the current Carrera 401(k) Plan; (ii) merge the current Carrera 401(k) Plan and the current Maximus 401(k) Plan; or
(iii) terminate the current Carrera 401(k) Plan. In the event that Maximus merges the current Carrera 401(k) Plan and the current Maximus 401(k) Plan or terminates the current Carrera 401(k) Plan, any former employee of Carrera who accepts employment with Maximus (a "Transferring Employee") shall be eligible to participate in the Maximus 401(k) Plan, in accordance with the terms of such plan, provided that Maximus shall give each Transferring Employee who participates in the Maximus 401(k) Plan credit for the years of service of such Transferring Employee to Carrera solely for purposes of determining years of vesting service under the Maximus 401(k) Plan. To the extent a Transferring Employee is eligible, Carrera shall fully vest each such Transferring Employee's rights under the Carrera 401(k) Plan and shall further perform all of Carrera's obligations to Transferring Employees under the terms of the Carrera 401(k) Plan.

     5.14 OTHER AGREEMENT. Maximus hereby agrees that from and after the Closing Date Carrera shall be permitted to maintain the dress code policy currently in effect for Carrera employees.

                                   ARTICLE 6

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                               OF MAXIMUS TO CLOSE

     The obligation of Maximus to close is subject, at the option of Maximus acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, any one or more of which may be waived by it:

     6.1 REPRESENTATIONS, WARRANTIES AND CONVENANTS. The representations and warranties of Carrera and the Stockholder contained in this Agreement shall be true in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for such changes as do not reflect a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of Carrera. Each of Carrera and the Stockholder shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by such party on or prior to the Closing Date. Carrera and the Stockholder shall have delivered to Maximus certificates, dated the Closing Date and signed by the President of Carrera to the foregoing effect and stating that all conditions to Maximus's obligations hereunder have been satisfied.

     6.2 THIRD PARTY CONSENTS AND PERMITS. All consents and approvals from parties to material contracts or other agreements with Carrera and all Permits (including any state securities law approvals required in connection with the issuance of Maximus Common Stock) that may be required in connection with the performance by Carrera or the Stockholder of their respective obligations under this Agreement or the continuance of such contracts or other agreements with Carrera or Maximus after the Closing shall have been obtained.

     6.3 RELATED AGREEMENTS. The Stockholder shall have entered into the Escrow Agreement substantially in the form of EXHIBIT A hereto, and an Executive Employment and Non-Compete Agreement with Maximus substantially in the form of EXHIBIT B hereto (the "EXECUTIVE AGREEMENT").

     6.4 OPINION OF COUNSEL TO CARRERA AND THE STOCKHOLDER. Maximus shall have received the opinion of Pillsbury Madison & Sutro LLP, counsel to Carrera and the Stockholder, dated the Closing Date, addressed to Maximus, and substantially in the form of EXHIBIT C hereto.

     6.5 LITIGATION. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or that has or may have, in the reasonable opinion of Maximus, a material adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of Carrera.

     6.6 BUSINESS SINCE THE BALANCE SHEET DATE. There shall have been no material adverse change in Carrera's financial condition, business, assets or operations since the Balance Sheet Date, nor shall any event have occurred which so far as can reasonably be foreseen at the Closing Date appears reasonably likely to affect materially and adversely the financial condition, business, assets, operations or prospects of Carrera.

     6.7 COMPLETION OF DUE DILIGENCE. Maximus's due diligence review and inspection of Carrera and of the matters set forth in this Agreement and the Schedules hereto shall not have revealed any facts not previously disclosed to or known by Maximus that, when taken into account individually or together, causes the financial value of Carrera to be significantly lower than it would be in the absence of such facts, and the significant reduction in value caused by taking such facts into account cannot be cured by Carrera to the reasonable satisfaction of Maximus, including but not limited to, delivery of a current backlog report evidencing (i) Carrera's ability to achieve revenue of not less than $18,000,000 and an operating profit margin of 20% for fiscal year 1998 and
(ii) prospects for revenue growth of 50% for fiscal year 1999. Except for matters expressly waived by Maximus in writing, no investigation, inspection or review by Maximus shall in any way abrogate or diminish any representation or warranty given herein by Carrera or the Stockholder.

     6.8 KEY PERSONNEL. None of the key personnel identified on SCHEDULE 3.20 shall have left the employ of Carrera or have indicated their intention to Carrera, the Stockholder or Maximus to terminate their employment with Maximus following the Closing Date.

     6.9 MAXIMUS'S ACCOUNTANT'S CONFIRMATION. Maximus's independent public accountants shall have confirmed to Maximus that Carrera's financial records are adequate to permit the financial statements of Carrera to be audited to the extent necessary to fulfill Maximus's financial reporting obligations to the SEC in connection with its future financings without unreasonable effort or expense.

     6.10 ELIGIBILITY FOR POOLING OF INTEREST. Maximus shall have received a letter from the Stockholder indicating that to the best knowledge of the Stockholder, no facts, events or set of circumstances exist that would adversely affect the ability of Maximus to account for the transactions contemplated herein under the pooling of interests accounting method.

     6.11 INSURANCE. Carrera shall have delivered to Maximus, in a form satisfactory to Maximus's counsel, evidence that the transactions contemplated hereby will not limit, diminish or effect in any way the liability insurance policies maintained by Carrera as described in the Schedules hereto.

     6.12 DEBT. Carrera shall have delivered to Maximus, in a form satisfactory to Maximus's counsel, evidence that all of Carrera's indebtedness, other than that permitted by Section 5.9, has been fully paid, discharged and retired.

     6.13 RELATIONSHIP WITH PEOPLESOFT, INC. Carrera shall have delivered to Maximus, in a form satisfactory to Maximus's counsel, evidence that as of and after the Closing Date, Carrera shall have an ongoing relationship with PeopleSoft, Inc. and that such relationship is neither contingent on Carrera's status as a minority-owned business enterprise nor restricted by geographic boundaries.


                                   ARTICLE 7

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                     OF THE STOCKHOLDER AND CARRERA TO CLOSE

     The obligation of the Stockholder and Carrera to consummate the transactions contemplated hereby is subject, at the option of the Stockholder and Carrera acting in accordance with the provisions of this Agreement with respect to termination hereof, to the fulfillment of the following conditions, any one or more of which may be waived:

     7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Maximus contained in this Agreement shall be true in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for such changes as do not reflect a material adverse change in the assets, properties, business, operations or condition (financial or otherwise) of Maximus. Maximus shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Maximus shall have delivered to the Stockholder a certificate, dated the Closing Date and signed by an officer of Maximus, to the foregoing effect and stating that all conditions to the obligations of the Stockholder and Carrera hereunder have been satisfied.

     7.2 CERTIFICATE OF SECRETARY OF MAXIMUS. Maximus shall have delivered to Carrera a certificate of the Secretary of Maximus dated as of the Closing Date, certifying as to (i) the Articles of Incorporation and the Bylaws of Maximus, as in effect on and as of the Closing Date and (ii) the resolutions of the Board of Directors of Maximus authorizing and approving the execution, delivery and performance by Maximus of this Agreement and the transactions contemplated hereby.

     7.3 CERTIFICATE OF SECRETARY OF CAC. CAC shall have delivered to Carrera a certificate of the Secretary of CAC dated as of the Closing Date, certifying as to (i) the Certificate of Incorporation and the Bylaws of CAC, as in effect on and as of the Closing Date and (ii) the resolutions of the Board of Directors and Stockholder of CAC authorizing and approving the execution, delivery and performance by CAC of this Agreement and the transactions contemplated hereby.

     7.4 RELATED AGREEMENTS. Maximus shall have entered into the Escrow Agreement and an Executive Employment and Non-Compete Agreement substantially in the form of EXHIBIT B hereto with the Stockholder.

     7.5 OPINION OF COUNSEL TO MAXIMUS. The Stockholder shall have received the opinion of Palmer & Dodge LLP, counsel to Maximus, dated the Closing Date and substantially in the form of EXHIBIT D hereto.

     7.6 LITIGATION. No action, suit or proceeding shall have been instituted or threatened before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or that has or may have, in the reasonable opinion of the Stockholder, a material adverse affect on the assets, properties, business, operations or condition (financial or otherwise) of Maximus.

     7.7 BUSINESS SINCE THE DATE OF THE "34 ACT FILINGS. There shall have been no material adverse change in Maximus's financial condition, business, assets or operations since the date of Maximus's most recent `34 Act Filing, nor shall any event have occurred which so far as can reasonably be foreseen at the Closing Date appears reasonably likely to affect materially and adversely the financial condition, business, assets, operations or prospects of Maximus.

     7.8 COMPLETION OF DUE DILIGENCE. The Stockholder's due diligence review and inspection of Maximus and of the matters set forth in this Agreement and the Schedules hereto shall not have revealed any facts not previously disclosed to or known by the Stockholder that, when taken into account individually or together, causes the financial value of Maximus Common Stock to be significantly lower than it would be in the absence of such facts, and the significant reduction in value resulting from taking such facts into account cannot be cured by Maximus to the reasonable satisfaction of the Stockholder. Except for matters expressly waived by the Stockholder and Carrera in writing, no investigation, inspection or review by the Stockholder shall in any way abrogate or diminish any representation or warranty given herein by Maximus.

     7.9 THIRD PARTY CONSENTS AND PERMITS. All consents and approvals from parties to contracts or other agreements with Maximus and all Permits (including any state securities law approvals required in connection with the issuance of Maximus Common Stock) that may be required in connection with the performance by Maximus of its obligations under this Agreement shall have been obtained.

                                   ARTICLE 8

                                 INDEMNIFICATION

     8.1 SURVIVAL. Notwithstanding any right of any party to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any Schedule, certificate or financial statement delivered by any party pursuant hereto. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder (except where expressly limited to a specific time period) and be indemnified in accordance with this Section 8, and shall thereafter survive in accordance with the provisions of Section 8.5 below.

     8.2 OBLIGATION OF THE STOCKHOLDER TO INDEMNIFY. Subject to the limitations set forth in Section 8.5 hereof, the Stockholder agrees to indemnify, defend and hold harmless Maximus (and its directors, officers, employees, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, costs or expenses (including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys fees) ("LOSSES") based upon, arising out of or otherwise in respect of:

                  (a) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Carrera or the Stockholder contained in this Agreement or in any Schedule, certificate, financial statement, document or other papers delivered pursuant hereto;

                  (b) any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed or retained by or on behalf of Carrera or the Stockholder, whether or not included in clause (a); and

                  (c) any claim arising out of the ownership of Carrera Stock by any person other than the Stockholder.

     8.3 OBLIGATION OF MAXIMUS TO INDEMNIFY. Subject to the limitations set forth below and in Section 8.5 hereof, Maximus agrees to indemnify, defend and hold harmless the Stockholder and Carrera (and its respective directors, officers, employees, affiliates and assigns) from and against any Losses based upon, arising out of or otherwise in respect of:

                  (a) any inaccuracy in or breach of any representation, warranty, covenant or agreement of Maximus contained in this Agreement or in any Schedule, certificate, document or other papers delivered pursuant hereto or in any of the `34 Act Filings; and

                  (b) any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of Maximus, whether or not included in clause (a).

   8.4   NOTICE AND OPPORTUNITY TO DEFEND

     8.4.1 NOTICE OF ASSERTED LIABILITY. Promptly after receipt by any party hereto (the "INDEMNITEE") of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "ASSERTED LIABILITY") that may result in a Loss, the Indemnitee shall give notice thereof (the "CLAIMS NOTICE") to any other party or parties obligated to provide indemnification pursuant to Sections 8.2 or 8.3 hereof (the "INDEMNIFYING PARTY"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

     8.4.2 OPPORTUNITY TO DEFEND. The Indemnifying Party may elect to compromise or defend, and control the defense of, at its own expense and by counsel of its own choosing, any Asserted Liability, provided that the Indemnitee shall have no liability under any compromise or settlement agreed to by the Indemnifying Party to which it has not consented in writing, which consent shall not be unreasonably withheld. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate upon the request and at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, or fails to notify the Indemnitee of its election as herein provided, or fails to diligently defend or seek to compromise such Asserted Liability after electing to assume such defense or compromise, the Indemnitee may pay, compromise or defend such Asserted Liability and receive full indemnification for its losses, liabilities, damages, deficiencies, costs and expenses as provided in Sections 8.2 and 8.3 hereof. In any event, the Indemnitee and the Indemnifying Party may participate in (but shall not have the right to control), at their own expense, the defense of such Asserted Liability by the Indemnifying Party or the Indemnitee, respectively. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are reasonably requested for such defense and shall otherwise cooperate with the Indemnifying Party, in which event the Indemnitee shall be reimbursed for its out-of-pocket expense. All amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and all amounts required to be paid in connection with any such compromise or settlement entered into by the Indemnifying Party, shall be borne and paid by the Indemnifying Party. The parties agree to cooperate fully with one another in the defense, compromise or settlement of any such Asserted Liability.

     8.5 LIMITATIONS ON INDEMNIFICATION. The indemnification provided by Sections 8.2 and 8.3 shall be subject to the following limitations:

         8.5.1 DEDUCTIBLE. Maximus shall not be entitled to receive any indemnification under Section 8.2 hereof until the aggregate indemnification claims equal $25,000, whereupon Maximus shall receive indemnification payments only for sums in excess of such amount. The Stockholder shall not be entitled to receive any indemnification under Section 8.3 hereof until the aggregate indemnification claims equal $25,000, whereupon the Stockholder shall receive indemnification payments only for sums in excess of such amount.

        8.5.2 LIMITATION ON SURVIVAL. The obligation of the Stockholder to indemnify Maximus for any Loss (other than a Loss resulting, directly or indirectly, from the breach of any tax related warranty with respect to the operations of Carrera prior to the Closing (a "TAX LOSS")) and the obligation of Maximus to indemnify the Stockholder for any Loss shall expire the earlier of
(i) the date one year after the Closing Date or (ii) the date of the completion of the next audited financial statements of Maximus after the Merger (the "Expiration Date"). On the Expiration Date, the Escrow Agent shall deliver to the Stockholder 85% of the Escrow Amount and shall retain 15% of the Escrow Amount (the "Retained Amount"). The Retained Amount shall remain in escrow until the first anniversary of the Closing Date, to be used solely for the satisfaction of an indemnification claim by Maximus based on a Tax Loss The obligation of the Stockholder to indemnify Maximus for any Tax Loss shall survive until the expiration of the applicable statute of limitations for such Tax Loss.

         8.5.3 MAXIMUM INDEMNIFICATION AMOUNT. The maximum aggregate indemnification amount that shall be due from the Stockholder to Maximus, on the one hand, and from Maximus to the Stockholder, on the other hand, for any Losses including Tax Losses (other than Unlimited Losses, as defined in Section 8.5.5), shall not in any event exceed the Escrow Amount or, subsequent to the distribution of the Escrowed Property and the termination of the Escrow Agreement, the dollar amount equal to the dollar value of the Escrow Amount, less any amounts previously paid under the Escrow Agreement.

         8.5.4 SATISFACTION OF INDEMNIFICATION CLAIMS. All indemnification claims under Section 8.2, excluding indemnification for any Tax Loss subsequent to the distribution of the Escrowed Property and the termination of the Escrow Agreement, shall be satisfied solely and exclusively from the shares held pursuant to the Escrow Agreement. Without limitation of the foregoing, excluding indemnification for any Tax Loss subsequent to the distribution of the Escrowed Property and the termination of the Escrow Agreement, the maximum liability of the Stockholder for any breach of a representation, warranty or covenant of Carrera, or of a representation or warranty given individually by the Stockholder in Article 2 or Article 3, shall be limited to those shares of Maximus Common Stock in which the Stockholder has an interest that are held pursuant to the Escrow Agreement.

         8.5.5 UNLIMITED LOSSES. The limitations of this Section 8.5 shall not apply in the case of Losses resulting from a misrepresentation or breach by Carrera, the Stockholder or Maximus that a court of competent jurisdiction has determined was fraudulent ("UNLIMITED LOSSES").


                                   ARTICLE 9

                            TERMINATION OF AGREEMENT

     9.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

                  (a) at the election of Carrera and the Stockholder upon written notice to Maximus from Carrera or the Stockholder if, on or after the Closing Date, any one or more of the conditions to the obligation of Carrera and the Stockholder to close has not been fulfilled;

                  (b) at the election of Maximus upon written notice to Carrera or the Stockholder if, on or after the Closing Date, any one or more of the conditions to its obligation to close has not been fulfilled;

                  (c) at the election of Carrera and the Stockholder upon written notice to Maximus from Carrera or the Stockholder if Maximus has breached any representation, warranty, covenant or agreement contained in this Agreement and has not, within fifteen (15) business days of receipt by Maximus of written notice from Carrera or the Stockholder of such breach of representation, warranty, covenant or agreement, cured such breach;

                  (d) at the election of Maximus upon written notice to Carrera or the Stockholder if Carrera or the Stockholder have breached any representation, warranty, covenant or agreement contained in this Agreement and have not, within fifteen (15) business days of receipt by Carrera or the Stockholder of written notice from Maximus of such breach of representation, warranty, covenant or agreement, cured such breach; or

                  (e) at any time on or prior to the Closing, by mutual written agreement of Carrera, the Stockholder and Maximus.

     9.2. EFFECT OF TERMINATION.

           9.2.1 Except as provided in Section 9.2.2 below if this Agreement is terminated and the transactions contemplated hereby are not consummated as provided above, each and every representation and warranty contained in this Agreement or any Schedule hereto, or any certificate, document or other instrument delivered by the parties in connection herewith, shall expire and none of the parties hereto shall be under any liability whatsoever with respect to any such representation or warranty; provided, however, that notwithstanding the foregoing, each party shall, subject to Section 9.2.2, be and remain liable to the other in the event that the failure so to close hereunder shall occur as a consequence of the failure of a party to fully perform its covenants and agreements hereunder or the material breach by a party of its representations or warranties contained herein.

           9.2.2 In the event of a termination of this Agreement prior to the Closing, the Stockholder shall not have any personal liability to Maximus arising under this Agreement except to the extent of a fraudulent misrepresentation by the Stockholder.

           9.2.3 In the event of a termination of this Agreement prior to the Closing, the parties' obligations of confidentiality under Sections 5.4 and 10.1 of this Agreement and any other confidentiality agreement between the parties shall survive such termination.

                                   ARTICLE 10

                                  MISCELLANEOUS

     10.1 PUBLICITY. Prior to the Closing, no publicity release or public announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Carrera and Maximus, except to the extent required by law on the reasonable advice of counsel to such party. After the Closing no such release or announcement may be made without advance approval thereof by Maximus, except to the extent required by law on the reasonable advice of counsel to such party.

     10.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission with confirmation retained or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission with confirmation retained or, if mailed, two days after the date of deposit in the United States mail, as follows:

                  (a)      if to Maximus, to:

                           MAXIMUS, Inc.
                           1356 Beverly Road
                           McLean, VA 22101
                           Attention:  David V. Mastran
                           Facsimile:  (703) 734-4277

                           with a copy to:

                           Palmer & Dodge LLP
                           One Beacon Street
                           Boston, MA  02108-3190
                           Attention:  Lynnette C. Fallon, Esq.
                           Facsimile:  (617) 227-4420

                  (b)      if to Carrera or the Stockholder:

                           Carrera Consulting Group.
                           2110 21st Street, Suite 400
                           Sacramento, CA 95818
                           Attention:  Margaret Carrera
                           Facsimile:  (916) 456-3306

                           with a copy to:

                           Pillsbury Madison & Sutro LLP
                           400 Capital Mall, Suite 1700
                           Sacramento, CA 95814
                           Attention:  Cary C. Boyden
                           Facsimile:  (916) 441-3583

Any party may by notice given in accordance with this Section 10.2 to the other parties designate another address or person for receipt of notices hereunder.

     10.3 ENTIRE AGREEMENT. This Agreement (including the Schedules), the Related Agreements and any collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the Shares and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

     10.4 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity except where this Agreement expressly provides otherwise. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is not inaccuracy or breach.

     10.5 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia exclusive of its choice of law rules.

     10.6 ENFORCEABILITY IN JURISDICTIONS; CONSENT. The parties hereto intend to and hereby confer jurisdiction to enforce the provisions of this Agreement and of the Related Agreements, expressly including without limitation, the provisions of Section 8 hereof, upon the courts of Virginia, Massachusetts and California. In the case of any claim brought by Carrera or the Stockholder, any legal action, suit or proceeding arising out of or relating to such claim may be instituted against Maximus and/or CAC in any state or federal court located in Northern Virginia or Boston, Massachusetts and Maximus and/or CAC agree not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court. In the case of any claim brought by Maximus, any legal action, suit or proceeding arising out of or relating to such claim may be instituted against the Stockholder and/or Carrera in any state or federal court located in Sacramento, California and the Stockholder and/or Carrera agree not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court.

     10.7 BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This Agreement is not assignable except by operation of law or by Maximus to any of its affiliates.

     10.8 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     10.9 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and

Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     10.10 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     10.11 SCHEDULES. With respect to the Schedules supplied by Carrera and the Stockholder to Maximus, the section numbers and letters of such Schedules correspond to the section and subsection numbers and letters of this Agreement to which they refer; however, disclosure made by Carrera and the Stockholder under any one section of the Schedules shall also be applicable to any other section of the Schedules.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

                                       MAXIMUS, INC.



                                       By:  /s/ David V. Mastran
                                           ------------------------------------
                                           David V. Mastran, President


                                       CARRERA ACQUISITION CORP.


                                       By:  /s/ David V. Mastran
                                           ------------------------------------
                                           David V. Mastran, President


                                       CARRERA CONSULTING GROUP



                                       By: /s/ Margaret Carrera
                                          -------------------------------------
                                          Margaret Carrera, President



                                       STOCKHOLDER:

                                        /s/ Margaret Carrera
                                       ----------------------------------------
                                       Margaret Carrera
                                       Address:

                                   SCHEDULE I



                       SHARES OF CARRERA CONSULTING GROUP.


                                                               NUMBER OF CARRERA
STOCKHOLDER                                                      SHARES OWNED
-----------                                                    -----------------

Margaret Carrera                                                   2,800,000
